CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1994 Incentive Stock Plan and the 1991 Employee Stock Purchase Plan of PMC-Sierra, Inc. of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc., (formerly Sierra Semiconductor Corporation) included in its Annual Report (Form 10-K) for the year ended December 27, 1998, filed with the Securities and Exchange Commission.

                                                     /s/ERNST & YOUNG LLP


San Jose, California
January 19, 2000